Exhibit 99.1

Ponce Financial Group, Inc. Reports Third Quarter 2025 Results

NEW YORK, October 24, 2025 - Ponce Financial Group, Inc., (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank, N.A. (the “Bank”), today announced results for the third quarter of 2025.

Third Quarter 2025 Highlights (Compared to Prior Periods):

•
Net income available to common stockholders was $6.2 million, or $0.27 per diluted share for the three months ended September 30, 2025, as compared to net income available to common stockholders of $5.8 million, or $0.25 per diluted share for the three months ended June 30, 2025 and net income available to common stockholders of $2.2 million, or $0.10 per diluted share for the three months ended September 30, 2024. Total net income for the three months ended September 30, 2025 was $6.5 million. The Company paid dividends of $0.3 million on its preferred stock during the three months ended September 30, 2025.
•
Included in the $6.2 million of net income available to common stockholders for the third quarter of 2025 results is $46.8 million in interest and dividend income and $1.5 million in non-interest income, offset by $21.6 million in interest expense, $16.6 million in non-interest expense, $2.3 million in provision for income taxes, $1.5 million in provision for credit losses and $0.3 million in dividends on preferred shares.
•
Net interest income of $25.2 million for the third quarter of 2025 increased $0.8 million, or 3.37%, from the prior quarter and increased $6.2 million, or 32.72%, from the same quarter last year.
•
Net interest margin was 3.30% for the third quarter of 2025, versus 3.27% for the prior quarter and 2.65% for the same quarter last year.

Nine Months 2025 Highlights (Compared to 2024):

•
Net income available to common stockholders was $17.7 million, or $0.77 per diluted share for the nine months ended September 30, 2025, as compared to net income available to common stockholders of $7.7 million, or $0.34 per diluted share for the nine months ended September 30, 2024. Total net income for the nine months ended September 30, 2025 was $18.6 million. The Company paid dividends of $0.8 million on its preferred stock during the nine months ended September 30, 2025.
•
Net interest income for the nine months ended September 30, 2025 was $71.9 million, an increase of $16.1 million, or 28.93%, compared to $55.8 million for the nine months ended September 30, 2024.
•
Non-interest income for the nine months ended September 30, 2025 was $5.9 million, an increase of $0.8 million, or 15.97%, from $5.1 million for the nine months ended September 30, 2024.
•
Non-interest expense for the nine months ended September 30, 2025 was $50.4 million, an increase of $0.4 million, or 0.77%, compared to $50.0 million for the nine months ended September 30, 2024.
•
Cash and equivalents were $146.6 million as of September 30, 2025, an increase of $6.7 million, or 4.82%, from $139.8 million as of December 31, 2024.
•
Securities totaled $379.9 million as of September 30, 2025, a decrease of $93.0 million, or 19.66%, from $472.9 million as of December 31, 2024 primarily due to regular principal payments, the call of three available-for-sale securities in the total amount of $7.0 million and the maturity/call of three held-for-sale securities in the amount of $50.0 million.
•
Net loans receivable were $2.49 billion as of September 30, 2025, an increase of $203.4 million, or 8.90%, from $2.29 billion as of December 31, 2024.
•
Deposits were $2.06 billion as of September 30, 2025, an increase of $167.9 million, or 8.86%, from $1.90 billion as of December 31, 2024.

President and Chief Executive Officer’s Comments

Carlos P. Naudon, Ponce Financial Group, Inc.’s President and CEO, stated “In these uncertain times, we continue to execute on our long-term strategy of increasing margin through yield improvement and controlled cost of funds and operating expenses. We are very pleased with the results. We note our incremental profitability year-on-year and the consistency of our earnings. Our diluted earnings per share of $0.77 for the nine months ended September 30, 2025, more than doubled from the same period last year, driven by incremental net interest and non-interest income, achieved while keeping non-interest expenses almost flat. Our net interest margin this quarter increased by 3 basis points compared to the prior quarter, reflecting our decreasing funding costs. We were also busy working on the future and opened a new branch in the Inwood neighborhood of Manhattan and modernized our charter, becoming both a financial holding company and a bank holding company while Ponce Bank converted to a national bank. These developments should enhance our funding sources and level our playing fields."

Executive Chairman’s Comment

Steven A. Tsavaris, Ponce Financial Group’s Executive Chairman added “We continue to make progress towards our commitments under the U.S. Treasury’s Emergency Capital Investment Program. Our strong level of loan originations from April 2025 to September 2025 ensures that our dividend yield will continue at the 0.50% level in the next dividend period starting in 2026. Also, we’re mindful of our percentage of deep impact lending, as we need to be at 60% or above for 16 quarters cumulatively, as a condition to buy the preferred stock back. After 13 quarters, including the quarter ended September 30, 2025, we are at 81% deep impact lending.”

The table below indicate the Key Metrics at or for the three months ended:

	At or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Performance Ratios:
Return on average assets (1)	0.82%	0.79%	0.77%	0.38%	0.33%
Return on common equity (1)	8.10%	7.88%	7.97%	3.76%	3.06%
Net interest margin (1) (2)	3.30%	3.27%	2.98%	2.80%	2.65%
Non-interest expense to average assets (1)	2.10%	2.18%	2.19%	2.25%	2.19%
Efficiency ratio (3)	62.15%	63.69%	68.70%	75.63%	80.87%
Capital Ratios:
Total capital to risk-weighted assets (Ponce Financial Group)	24.08%	22.65%	22.84%	22.98%	22.87%
Common equity Tier 1 capital to risk-weighted assets (Ponce Financial Group)	13.39%	12.49%	12.51%	12.44%	12.28%
Tier 1 capital to total assets (Ponce Financial Group)	17.33%	17.13%	16.84%	17.70%	17.81%
Total capital to risk-weighted assets (Bank only)	21.79%	21.22%	21.38%	21.47%	21.61%
Common equity Tier 1 capital to risk-weighted assets (Bank only)	20.66%	20.15%	20.35%	20.40%	20.45%
Tier 1 capital to total assets (Bank only)	16.08%	15.99%	15.61%	15.81%	16.19%
Asset Quality Ratios:
Allowance for credit losses on loans as a percentage of total loans	0.98%	0.97%	0.96%	0.97%	1.09%
Allowance for credit losses on loans as a percentage of nonperforming loans	88.88%	101.01%	84.15%	82.29%	139.52%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.03%)	(0.04%)	(0.04%)	(0.45%)	(0.17%)
Non-performing loans as a percentage of total assets	0.88%	0.76%	0.88%	0.90%	0.57%
Other:
Number of offices	18	17	18	19	19
Number of full-time equivalent employees	209	206	211	218	228

(1)
Annualized where appropriate.
(2)
Net interest margin represents net interest income divided by average total interest-earning assets.
(3)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Summary of Results of Operations

Net income for the three months ended September 30, 2025 was $6.5 million compared to net income of $6.1 million for the three months ended June 30, 2025 and net income of $2.4 million for the three months ended September 30, 2024.

The $0.4 million increase of net income for the three months ended September 30, 2025 compared to the three months ended June 30, 2025 was attributed mainly to an increase of $0.8 million in net interest income and decreases of $0.3 million in provision for credit losses and $0.3 million in non-interest expense, offset by a decrease of $0.6 million in non-interest income and an increase of $0.4 million in provision for income taxes.

The $4.1 million increase of net income for the three months ended September 30, 2025 compared to the three months ended September 30, 2024 was largely due to increases of $6.2 million in net interest income and $0.3 million in non-interest income, offset by increases of $1.6 million in provision for income taxes and $0.8 million in provision for credit losses while remain flat on non-interest expense

Net income for the nine months ended September 30, 2025 was $18.6 million compared to net income of $8.0 million for the nine months ended September 30, 2024. The $10.5 million increase of net income for the nine months ended September 30, 2025 compared to the nine months ended September 30, 2024 was attributed mainly to increases of $16.1 million in net interest income and $0.8 million in non-interest income, partially offset by increases of $3.1 million in provision for credit losses, $2.9 million in provision for income taxes and $0.4 million in non-interest expense.

Net Interest Income and Net Interest Margin

Net interest income for the three months ended September 30, 2025, increased $0.8 million, or 3.37%, to $25.2 million compared to $24.4 million for the three months ended June 30, 2025 and increased $6.2 million, or 32.72%, compared to $19.0 million for the three months ended September 30, 2024.

The $0.8 million increase in net interest income from the three months ended June 30, 2025 was attributable to an increase of $1.0 million in total interest and dividend income, offset by an increase of $0.2 million in total interest expense. The $6.2 million increase in net interest income from the three months ended September 30, 2024 was attributable to an increase of $5.6 million in total interest and dividend income and a decrease of $0.7 million in total interest expense.

Net interest income for the nine months ended September 30, 2025, increased $16.1 million, or 28.93%, to $71.9 million compared to $55.8 million for the nine months ended September 30, 2024. The $16.1 million increase in net interest income was attributable to an increase of $17.0 million in total interest and dividend income, offset by an increase of $0.8 million in total interest expense.

Net interest margin was 3.30% for the three months ended September 30, 2025 compared to 3.27% for the prior quarter, an increase of 3bps and 2.65% for the same period last year, an increase of 65bps.

Net interest margin was 3.18% for the nine months ended September 30, 2025 compared to 2.66% for the nine months ended September 30, 2024, an increase of 52bps.

Non-interest Income

Non-interest income for the three months ended September 30, 2025, was $1.5 million, a decrease of $0.6 million, or 27.57%, compared to $2.1 million for the three months ended June 30, 2025 and an increase of $0.3 million, or 29.63%, compared to $1.2 million for the three months ended September 30, 2024.

The $0.6 million decrease in non-interest income from the three months ended June 30, 2025 was largely attributable to decreases of

$0.5 million in other non-interest income attributable to the Bank's investment in Oaktree SBIC Fund, L.P. ("Oaktree") as a result of a loss from Oaktree's investment and $0.1 million in late and prepayment charges.

The $0.3 million increase in non-interest income from the three months ended September 30, 2024 was largely attributable to increases of $0.4 million in grant income and $0.3 million in late and prepayment charges, partially offset by a decrease of $0.4 million in other non-interest income attributable to the Bank's investment in Oaktree as a result of a loss from Oaktree's investment.

Non-interest income for the nine months ended September 30, 2025, was $5.9 million, an increase of $0.8 million, or 15.97%, compared to $5.1 million for the nine months ended September 30, 2024. The $0.8 million increase in non-interest income was largely attributable to increases of $0.9 million in grant income, $0.8 million in late and prepayment charges and $0.4 million in income on sale of SBA loans, partially offset by decreases of $1.0 million in other non-interest income attributable to the Bank's investment in Oaktree as a result of a loss from Oaktree's investment and $0.3 million in income on the sale of mortgage loans.

Non-interest Expense

Non-interest expense for the three months ended September 30, 2025 was $16.6 million, a decrease of $0.3 million, or 1.49%, compared to $16.9 million for the three months ended June 30, 2025 and remained flat at $16.6 million when compared to the three months ended September 30, 2024.

The $0.3 million decrease in non-interest expense from the three months ended June 30, 2025 was mainly attributable to decreases of $0.3 million in federal deposit insurance and regulatory assessment, $0.2 million in other non-interest expense, partially offset by an increase of $0.2 million in compensation and benefits.

Non-interest expense for the nine months ended September 30, 2025, was $50.4 million, an increase of $0.4 million, or 0.77%, compared to $50.0 million for the nine months ended September 30, 2024. The $0.4 million increase in non-interest expense was mainly attributable to increases of $0.7 million in occupancy and equipment, $0.4 million in data processing expenses and $0.4 million in other operating expense, partially offset by decreases of $1.2 million in direct loan expenses and $0.3 million in professional fees.

Credit Quality:

Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty were $32.4 million at September 30, 2025 compared to $28.5 million at June 30, 2025 and $22.0 million at September 30, 2024.

During the three months ended September 30, 2025, a credit loss provision of $1.4 million on loans was recorded, consisting of $0.9 million charged on the funded portion and $0.5 million charged on the unfunded portion on loans. During the three months ended June 30, 2025, a credit loss provision of $1.6 million on loans was recorded, consisting of $1.3 million charged on the funded portion and $0.3 million charged on the unfunded portion on loans. During the three months ended September 30, 2024, a credit loss provision of $0.5 million on loans was recorded, consisting of $0.8 million charged on the funded portion on loans and a benefit of $0.3 million on the unfunded portion on loans.

During the nine months ended September 30, 2025, a credit loss provision of $2.7 million on loans was recorded, consisting of $2.9 million charged on the funded portion and a benefit of $0.2 million on the unfunded portion on loans. During the nine months ended September 30, 2024, a credit loss benefit of $0.2 million on loans was recorded, consisting of $0.4 million charged on the funded portion on loans and a benefit of $0.6 million on unfunded portion on loans.

Balance Sheet Summary

Total assets increased $117.1 million, or 3.85%, to $3.16 billion as of September 30, 2025 from $3.04 billion as of December 31, 2024. The increase in total assets is largely attributable to increases of $203.4 million in net loans receivable, $8.1 million in other assets, $6.7 million in cash and cash equivalents, $1.1 million in accrued interest receivable and $0.3 million in deferred tax asset, partially offset by decreases of $82.8 million in held-to-maturity securities, $10.1 million in available-for-sale securities, $4.9 million in mortgage loans held for sale, $3.2 million in Federal Home Loan Bank of New York stock, $0.8 million in right of use asset and $0.7 million in premises and equipment, net.

Total liabilities increased $92.8 million, or 3.66%, to $2.63 billion as of September 30, 2025 from $2.53 billion as of December 31, 2024. The increase in total liabilities was largely attributable to increases of $164.0 million in deposits, $3.9 million in advance payments by borrowers for taxes and insurance and $0.7 million in accrued interest payable, partially offset by decreases of $75.0 million in borrowings and $0.7 million in operating lease liabilities.

Total stockholders’ equity increased $24.3 million, or 4.81%, to $529.8 million as of September 30, 2025, from $505.5 million as of December 31, 2024. The $24.3 million increase in stockholders’ equity was largely attributable to $18.6 million in net income, $3.7 million in other comprehensive income, $1.4 million impact to additional paid in capital as a result of share-based compensation, $1.4 million from release of ESOP shares and $0.1 million from exercise of stock options, offset by $0.8 million in dividends on preferred shares.

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc. is the holding company for Ponce Bank, N.A.. Ponce Bank, N.A. is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. Ponce Bank, N.A.’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those funds, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties, construction and land, and, to a lesser extent, in business and consumer loans. Ponce Bank. N.A. also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, Federal Home Loan Bank stock and Federal Reserve Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank, N.A. operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank, N.A.’s loans; changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs, and their related impacts on the economy; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank, N.A.’s market area; Ponce Bank, N.A.’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in Ponce Financial Group, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except for share data)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
ASSETS
Cash and due from banks:
Cash	$29,296	$35,767	$32,113	$35,478	$32,061
Interest-bearing deposits	117,283	90,872	97,780	104,361	123,751
Total cash and cash equivalents	146,579	126,639	129,893	139,839	155,812
Available-for-sale securities, at fair value	94,822	96,562	103,570	104,970	111,005
Held-to-maturity securities, at amortized cost	285,125	336,879	358,024	367,938	403,736
Placement with banks	249	249	249	249	249
Mortgage loans held for sale, at fair value	5,794	5,703	8,567	10,736	9,566
Loans receivable, net	2,490,046	2,458,712	2,370,931	2,286,599	2,180,331
Accrued interest receivable	18,903	19,126	19,008	17,771	16,890
Premises and equipment, net	16,129	16,067	16,417	16,794	16,843
Right of use assets	28,295	28,806	29,496	29,093	29,785
Federal Home Loan Bank of New York stock (FHLBNY), at cost	25,945	26,620	25,807	29,182	28,515
Deferred tax assets	12,402	12,143	11,629	12,074	11,845
Other assets	32,790	26,363	16,245	24,693	51,392
Total assets	$3,157,079	$3,153,869	$3,089,836	$3,039,938	$3,015,969
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits (1)	$2,063,081	$2,053,151	$2,017,848	$1,895,213	$1,884,056
Operating lease liabilities	30,028	30,501	31,126	30,696	31,343
Accrued interest payable	4,372	4,161	4,628	3,712	2,918
Borrowings	521,100	536,100	521,100	596,100	580,421
Other liabilities	8,663	8,868	1,248	8,717	12,642
Total liabilities	2,627,244	2,632,781	2,575,950	2,534,438	2,511,380
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized	225,000	225,000	225,000	225,000	225,000
Common stock, $0.01 par value; 200,000,000 shares authorized	249	249	249	249	249
Treasury stock, at cost	(7,270)	(7,404)	(7,641)	(7,707)	(9,445)
Additional paid-in-capital	208,909	208,275	207,888	207,319	208,478
Retained earnings	125,477	119,250	113,432	107,754	105,103
Accumulated other comprehensive loss	(11,586)	(13,047)	(13,515)	(15,297)	(12,686)
Unearned compensation ─ ESOP	(10,944)	(11,235)	(11,527)	(11,818)	(12,110)
Total stockholders' equity	529,835	521,088	513,886	505,500	504,589
Total liabilities and stockholders' equity	$3,157,079	$3,153,869	$3,089,836	$3,039,938	$3,015,969

(1) As of June 30, 2025, March 31. 2025, December 31, 2024 and September 30, 2024, Advance payments by borrowers for taxes and insurance in the amounts of $10.9 million, $12.9 million, $10.3 million and $13.7 million, respectively, were reclassified to Deposits.

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Interest and dividend income:
Interest on loans receivable	$41,486	$40,291	$37,136	$35,622	$32,945
Interest on deposits due from banks	978	807	1,668	1,783	2,430
Interest and dividend on securities and FHLBNY stock	4,383	4,762	5,193	5,481	5,918
Total interest and dividend income	46,847	45,860	43,997	42,886	41,293
Interest expense:
Interest on certificates of deposit	6,553	7,382	7,754	8,104	6,926
Interest on other deposits	9,996	9,058	8,554	8,476	8,519
Interest on borrowings	5,050	4,994	5,486	5,576	6,825
Total interest expense	21,599	21,434	21,794	22,156	22,270
Net interest income	25,248	24,426	22,203	20,730	19,023
Provision (benefit) for credit losses (1)	1,364	1,626	(285)	897	537
Net interest income after provision (benefit) for credit losses	23,884	22,800	22,488	19,833	18,486
Non-interest income:
Service charges and fees	539	511	525	500	508
Brokerage commissions	8	—	4	44	—
Late and prepayment charges	385	530	697	318	77
Income on sale of mortgage loans	166	169	148	254	218
Income on sale of SBA loans	—	—	404	148	—
Grant income	429	428	—	—	—
Other	(35)	422	603	833	348
Total non-interest income	1,492	2,060	2,381	2,097	1,151
Non-interest expense:
Compensation and benefits	7,868	7,627	7,780	7,668	7,674
Occupancy and equipment	3,934	3,907	3,913	3,863	3,786
Data processing expenses	1,296	1,188	1,152	1,143	1,099
Direct loan expenses	155	241	388	617	573
Insurance and surety bond premiums	318	297	315	293	292
Office supplies, telephone and postage	170	174	170	294	222
Professional fees	1,409	1,367	1,364	1,703	1,351
Microloans recoveries	—	—	—	(29)	(54)
Marketing and promotional expenses	184	266	83	289	180
Federal deposit insurance and regulatory assessment (2)	266	546	461	418	392
Other operating expenses (2)	1,018	1,256	1,262	1,206	1,051
Total non-interest expense (1)	16,618	16,869	16,888	17,465	16,566
Income before income taxes	8,758	7,991	7,981	4,465	3,071
Provision for income taxes	2,250	1,891	2,022	1,532	638
Net income	$6,508	$6,100	$5,959	$2,933	$2,433
Dividends on preferred shares	281	282	281	282	281
Net income available to common stockholders	$6,227	$5,818	$5,678	$2,651	$2,152
Earnings per common share:
Basic	$0.27	$0.26	$0.25	$0.12	$0.10
Diluted	$0.27	$0.25	$0.25	$0.12	$0.10
Weighted average common shares outstanding:
Basic	22,766,195	22,716,615	22,662,916	22,528,160	22,446,009
Diluted	23,135,448	22,947,769	22,876,740	22,807,644	22,612,028

(1) For the three months ended December 31, 2024, and September 30, 2024, benefit for contingencies in the amounts of $0.2 million and $0.3 million were reclassified from total non-interest expense to benefit for credit losses.

(2) For the three months ended September 30, 2024, $0.3 million of federal deposit insurance was reclassified from other operating expenses to federal deposit insurance and regulatory assessments and $0.1 million of directors' fees were reclassified from federal deposit insurance and regulatory assessments to other operating expenses for each of the periods.

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	For the Nine Months Ended September 30,
	2025	2024	Variance $	Variance %
Interest and dividend income:
Interest on loans receivable	$118,913	$94,890	$24,023	25.32%
Interest on deposits due from banks	3,453	6,883	(3,430)	(49.83%)
Interest and dividend on securities and FHLBNY stock	14,338	17,978	(3,640)	(20.25%)
Total interest and dividend income	136,704	119,751	16,953	14.16%
Interest expense:
Interest on certificates of deposit	21,689	19,664	2,025	10.30%
Interest on other deposits	27,608	22,448	5,160	22.99%
Interest on borrowings	15,530	21,889	(6,359)	(29.05%)
Total interest expense	64,827	64,001	826	1.29%
Net interest income	71,877	55,750	16,127	28.93%
Provision (benefit) for credit losses	2,705	(346)	3,051	(881.79%)
Net interest income after provision (benefit) for credit losses	69,172	56,096	13,076	23.31%
Non-interest income:
Service charges and fees	1,575	1,473	102	6.92%
Brokerage commissions	12	17	(5)	(29.41%)
Late and prepayment charges	1,612	862	750	87.01%
Income on sale of mortgage loans	483	794	(311)	(39.17%)
Income on sale of SBA loans	404	—	404	—%
Grant income	857	—	857	—%
Other	990	1,970	(980)	(49.75%)
Total non-interest income	5,933	5,116	817	15.97%
Non-interest expense:
Compensation and benefits	23,275	23,242	33	0.14%
Occupancy and equipment	11,754	11,017	737	6.69%
Data processing expenses	3,636	3,239	397	12.26%
Direct loan expenses	784	1,938	(1,154)	(59.55%)
Insurance and surety bond premiums	930	808	122	15.10%
Office supplies, telephone and postage	514	704	(190)	(26.99%)
Professional fees	4,140	4,443	(303)	(6.82%)
Microloans recoveries	—	(172)	172	(100.00%)
Marketing and promotional expenses	533	425	108	25.41%
Federal deposit insurance and regulatory assessments	1,273	1,209	64	5.29%
Other operating expenses	3,536	3,139	397	12.65%
Total non-interest expense	50,375	49,992	383	0.77%
Income before income taxes	24,730	11,220	13,510	120.41%
Provision for income taxes	6,163	3,181	2,982	93.74%
Net income	$18,567	$8,039	$10,528	130.96%
Dividends on preferred shares	844	356	488	137.08%
Net income available to common stockholders	$17,723	$7,683	$10,040	130.68%
Earnings per common share:
Basic	$0.78	$0.34	$0.44	129.41%
Diluted	$0.77	$0.34	$0.43	126.47%
Weighted average common shares outstanding:
Basic	22,715,620	22,403,258	312,362	1.39%
Diluted	22,992,655	22,466,178	526,477	2.34%

Ponce Financial Group, Inc. and Subsidiaries

Loans Receivable excluding Mortgage Loans Held for Sale

	As of
	September 30,		June 30,		March 31,		December 31,		September 30,
	2025		2025		2025		2024		2024
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential
Investor Owned	$311,728	12.39%	$317,488	12.78%	$325,866	13.62%	$330,053	14.30%	$332,380	15.09%
Owner-Occupied	132,874	5.28%	134,862	5.43%	137,676	5.75%	142,363	6.17%	145,065	6.59%
Multifamily residential	688,574	27.39%	693,670	27.96%	675,541	28.24%	670,159	29.04%	678,029	30.78%
Nonresidential properties	436,175	17.35%	404,512	16.30%	390,681	16.33%	389,898	16.89%	383,277	17.40%
Construction and land	886,369	35.25%	883,462	35.59%	815,425	34.08%	733,660	31.79%	631,461	28.67%
Total mortgage loans	2,455,720	97.66%	2,433,994	98.06%	2,345,189	98.02%	2,266,133	98.19%	2,170,212	98.53%
Non-mortgage loans:
Business loans	58,012	2.31%	47,372	1.91%	46,329	1.94%	40,849	1.77%	28,499	1.29%
Consumer loans (1)	727	0.03%	840	0.03%	997	0.04%	1,038	0.04%	4,021	0.18%
Total non-mortgage loans	58,739	2.34%	48,212	1.94%	47,326	1.98%	41,887	1.81%	32,520	1.47%
Total loans, gross	2,514,459	100.00%	2,482,206	100.00%	2,392,515	100.00%	2,308,020	100.00%	2,202,732	100.00%
Net deferred loan origination costs	351		606		1,390		1,081		1,565
Allowance for credit losses on loans	(24,764)		(24,100)		(22,974)		(22,502)		(23,966)
Loans, net	$2,490,046		$2,458,712		$2,370,931		$2,286,599		$2,180,331

(1)
As of September 30, 2024, consumer loans include $3.0 million, respectively, of microloans originated by the Bank. As of December 31, 2024, these microloans were charged-off.

Ponce Financial Group, Inc. and Subsidiaries

Allowance for Credit Losses on Loans

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
	(Dollars in thousands)
Allowance for credit losses on loans at beginning of the period	$24,100	$22,974	$22,502	$23,966	$24,061
Provision for credit losses on loans	864	1,348	731	1,090	801
Charge-offs:
Mortgage loans:
1-4 family residences
Investor owned	—	—	(38)	—	—
Owner occupied	—	—	—	—	—
Multifamily residences	—	—	—	—	—
Nonresidential properties	—	—	—	—	(7)
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	(200)	(222)	(222)	(232)	(450)
Consumer	—	—	(3)	(2,465)	(634)
Total charge-offs	(200)	(222)	(263)	(2,697)	(1,091)
Recoveries:
Non-mortgage loans:
Business	—	—	4	—	1
Consumer	—	—	—	143	194
Total recoveries	—	—	4	143	195
Net (charge-offs) recoveries	(200)	(222)	(259)	(2,554)	(896)
Allowance for credit losses on loans at end of the period	$24,764	$24,100	$22,974	$22,502	$23,966

Ponce Financial Group, Inc. and Subsidiaries

Deposits

	As of
	September 30,		June 30,		March 31,		December 31,		September 30,
	2025		2025		2025		2024		2024
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Demand	$192,595	9.34%	$197,671	9.63%	$212,139	10.51%	$169,178	8.93%	$182,737	9.71%
Interest-bearing deposits:
NOW/IOLA accounts	75,051	3.64%	63,626	3.10%	74,430	3.69%	62,616	3.30%	71,445	3.79%
Money market accounts	821,844	39.84%	790,939	38.52%	692,753	34.33%	636,219	33.57%	660,168	35.04%
Reciprocal deposits	154,548	7.49%	136,693	6.66%	141,838	7.03%	130,677	6.90%	94,145	5.00%
Savings accounts (1) (2)	117,401	5.69%	113,701	5.54%	119,023	5.90%	116,219	6.13%	122,674	6.51%
Total NOW, money market, reciprocal and savings accounts	1,168,844	56.66%	1,104,959	53.82%	1,028,044	50.95%	945,731	49.90%	948,432	50.34%
Certificates of deposit of $250K or more (1)	209,819	10.17%	220,671	10.75%	219,721	10.89%	204,293	10.78%	210,262	11.17%
Brokered certificates of deposit (3)	67,952	3.29%	69,531	3.39%	84,531	4.19%	94,531	4.99%	94,531	5.02%
Listing service deposits (3)	4,150	0.20%	6,140	0.30%	6,140	0.30%	7,376	0.39%	7,376	0.39%
All other certificates of deposit less than $250K (1)	419,721	20.34%	454,179	22.12%	467,273	23.16%	474,104	25.02%	440,718	23.39%
Total certificates of deposit	701,642	34.00%	750,521	36.56%	777,665	38.54%	780,304	41.18%	752,887	39.97%
Total interest-bearing deposits	1,870,486	90.66%	1,855,480	90.38%	1,805,709	89.49%	1,726,035	91.08%	1,701,319	90.31%
Total deposits	$2,063,081	100.00%	$2,053,151	100.01%	$2,017,848	100.00%	$1,895,213	100.01%	$1,884,056	100.02%

(1)
As of September 30, 2024, $36.2 million, respectively, were reclassified from all other certificates of deposit less than $250K to certificates of deposit of $250K or more.
(2)
As of June 30, 2025, March 31. 2025, December 31, 2024 and September 30, 2024, Advance payments by borrowers for taxes and insurance in the amounts of $10.9 million, $12.9 million, $10.3 million and $13.7 million, respectively, were reclassified to Deposits.
(3)
There were no individual listing service deposits or brokered certificates of deposit amounting to $250,000 or more.

Ponce Financial Group, Inc. and Subsidiaries

Nonperforming Assets

	As of Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
	(Dollars in thousands)
Non-accrual loans:
Mortgage loans:
1-4 family residential
Investor owned	$2,527	$1,859	$1,052	$436	$436
Owner occupied	649	—	1,423	1,423	1,423
Multifamily residential	14,202	11,703	9,788	10,271	4,685
Nonresidential properties	—	405	—	—	824
Construction and land	8,907	8,907	14,159	14,158	8,907
Non-mortgage loans:
Business	880	276	170	343	180
Consumer	—	—	—	—	—
Total non-accrual loans (not including non-accruing modifications to borrowers experiencing financial difficulty) (1)	$27,165	$23,150	$26,592	$26,631	$16,455

Non-accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential
Investor owned	$284	$284	$279	$279	$278
Owner occupied	414	424	431	435	444
Multifamily residential	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing modifications to borrowers experiencing financial difficulty (1)	698	708	710	714	722
Total non-performing assets (2)	$27,863	$23,858	$27,302	$27,345	$17,177

Accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential
Investor owned	$1,766	$1,779	$1,792	$1,807	$1,821
Owner occupied	1,959	2,012	2,038	2,062	2,116
Multifamily residential	—	—	—	—	—
Nonresidential properties	629	655	644	652	672
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	196	203	209	215	222
Consumer	—	—	—	—	—
Total accruing modifications to borrowers experiencing financial difficulty (1)	$4,550	$4,649	$4,683	$4,736	$4,831
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty (1)	$32,413	$28,507	$31,985	$32,081	$22,008
Total non-performing assets to total assets	0.88%	0.76%	0.87%	0.90%	0.57%

(1) Balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings.

(2) Includes nonperforming mortgage loans held for sale.

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	For the Three Months Ended September 30,
	2025			2024
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$2,499,268	$41,486	6.59%	$2,096,592	$32,945	6.25%
Securities (3)	418,513	3,913	3.71%	548,708	5,324	3.86%
Other (4)	119,262	1,448	4.82%	210,057	3,024	5.73%
Total interest-earning assets	3,037,043	46,847	6.12%	2,855,357	41,293	5.75%
Non-interest-earning assets	96,095			107,153
Total assets	$3,133,138			$2,962,510
Interest-bearing liabilities:
NOW/IOLA	$78,526	$137	0.69%	$74,690	$174	0.93%
Money market	958,277	9,831	4.07%	711,385	8,318	4.65%
Savings (5)	119,159	28	0.09%	122,722	27	0.09%
Certificates of deposit	698,019	6,553	3.72%	655,562	6,926	4.20%
Total deposits	1,853,981	16,549	3.54%	1,564,359	15,445	3.93%
Borrowings	521,100	5,050	3.84%	660,312	6,825	4.11%
Total interest-bearing liabilities	2,375,081	21,599	3.61%	2,224,671	22,270	3.98%
Non-interest-bearing liabilities:
Non-interest-bearing demand	199,922	—		185,543	—
Other non-interest-bearing liabilities	31,406	—		49,702	—
Total non-interest-bearing liabilities	231,328	—		235,245	—
Total liabilities	2,606,409	21,599		2,459,916	22,270
Total equity	526,729			502,594
Total liabilities and total equity	$3,133,138		3.61%	$2,962,510		3.98%
Net interest income		$25,248			$19,023
Net interest rate spread (6)			2.51%			1.77%
Net interest-earning assets (7)	$661,962			$630,686
Net interest margin (8)			3.30%			2.65%
Average interest-earning assets to interest-bearing liabilities			127.87%			128.35%

(1)
Annualized where appropriate.
(2)
Loans include loans and mortgage loans held for sale, at fair value.
(3)
Securities include available-for-sale securities and held-to-maturity securities.
(4)
Includes FHLBNY demand account, FHLBNY stock dividends and FRBNY demand deposits.
(5)
For the three months ended September 30, 2024, Advance payments by borrowers for taxes and insurance in the amounts of $13.2 million, were reclassified to Savings.
(6)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(7)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(8)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	Nine Months Ended September 30,
	2025			2024
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$2,439,280	$118,913	6.52%	$2,038,879	$94,890	6.22%
Securities (3)	445,130	12,680	3.81%	562,451	16,429	3.90%
Other (4)	135,600	5,111	5.04%	196,668	8,432	5.73%
Total interest-earning assets	3,020,010	136,704	6.05%	2,797,998	119,751	5.72%
Non-interest-earning assets	103,059			106,500
Total assets	$3,123,069			$2,904,498
Interest-bearing liabilities:
NOW/IOLA	$73,034	$352	0.64%	$76,817	$543	0.94%
Money market	884,115	27,172	4.11%	618,725	21,819	4.71%
Savings (5)	118,656	84	0.09%	125,296	86	0.09%
Certificates of deposit	754,531	21,689	3.84%	640,369	19,664	4.10%
Total deposits	1,830,336	49,297	3.60%	1,461,207	42,112	3.85%
Borrowings	536,851	15,530	3.87%	703,775	21,889	4.15%
Total interest-bearing liabilities	2,367,187	64,827	3.66%	2,164,982	64,001	3.95%
Non-interest-bearing liabilities:
Non-interest-bearing demand	199,978	—		191,087	—
Other non-interest-bearing liabilities	37,206	—		51,061	—
Total non-interest-bearing liabilities	237,184	—		242,148	—
Total liabilities	2,604,371	64,827		2,407,130	64,001
Total equity	518,698			497,368
Total liabilities and total equity	$3,123,069		3.66%	$2,904,498		3.95%
Net interest income		$71,877			$55,750
Net interest rate spread (6)			2.39%			1.77%
Net interest-earning assets (7)	$652,823			$633,016
Net interest margin (8)			3.18%			2.66%
Average interest-earning assets to
interest-bearing liabilities			127.58%			129.24%

(1)
Annualized where appropriate.
(2)
Loans include loans and mortgage loans held for sale, at fair value.
(3)
Securities include available-for-sale securities and held-to-maturity securities.
(4)
Includes FHLBNY demand account, FHLBNY stock dividends and FRBNY demand deposits.
(5)
For the nine months ended September 30, 2024, Advance payments by borrowers for taxes and insurance in the amounts of $13.7 million, were reclassified to Savings.
(6)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(7)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(8)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Other Data

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Other Data
Common shares issued	24,886,711	24,886,711	24,886,711	24,886,711	24,886,711
Less treasury shares	885,586	901,911	920,520	925,497	1,067,248
Common shares outstanding at end of period	24,001,125	23,984,800	23,966,191	23,961,214	23,819,463

Book value per common share	$12.70	$12.34	$12.05	$11.71	$11.74
Tangible book value per common share	$12.70	$12.34	$12.05	$11.71	$11.74